Exhibit 10.38

Lease Financing Service Agreement

Party A: Guangdong Mingyang Wind Power Technology Co. Ltd.

Party B: Zhongshan Mingyang Energy Investment Co. Ltd.

Through mutual consensus, Party A and Party B reach the Agreement hereunder in respect to the Financial Lease procurement of 49.5 MW wind turbine of Hebei Weichang by China Huaneng Group thorough CCB Financial Leasing Corporation Limited.

I. Whereas Party B provide services to Party A in respect to one-off fee collection of the wind turbine Financial Lease of Weichang Project, Party A shall pay 3% of the full amount of the one-off fee collection to Party B as commission (including the fees directly paid to CCB Financial Leasing Corporation Limited).

II. Obligations of Party A

In the follow-ups of the Project, Party A shall promptly notify Party B information in respect to the Project such as related progress, quotation, bidding, technology and services etc. and recommend Financial Lease mode to investors of Weichang Project;

III. Obligations of Party B

1. Party B shall assist Party A in selection of Leasing Company and promote the advantages of leasing to the Lessee;

2. Party B shall assist Party A, Lessee and Leasing Company in preliminary consultation and communications among the three parties;

3. Party B shall assist Leasing Company to conduct preliminary qualification and risk assessment of the Project, collect related qualification documents of the Lessee including verification material such as Financial Statements, Capital Verification Reports, Project Feasibility Reports and Examination and Approval documents etc and assist Leasing Company in formulation of leasing structures and schemes.

4. Party B shall assist the three parties in business negotiation, discussion of contract specifications including rental interest and mode of payment etc and signing of respective contracts of the three parties including Lease Contract, Equipment Procurement Contract and Technology & Service Contract.

5. Party B shall assist Party A in one-off collection of more than 80% of the contracted Equipment Fees.

IV. Commission Payment

Party A shall pay all the commission fees to Party B in one-off payment within 30 days upon receipt of all Equipment procurement fees from Leasing Company.

V. Party A and Party B shall resolve the unstipulated matters through consultation and negotiation. This Agreement is made out in duplicate with both Party holding one copy.

Party A: Guangdong Mingyang                                                          Party B: Zhongshan Mingyang

Wind Power Technology Co. Ltd.                                                                Energy Investment Co. Ltd.

Signed on Mar. 27, 2009